TRANSPORTATION RESOURCES INC.

INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS

For the interim periods ended
June 30, 2022 and 2021

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Transportation Resources Inc.	INTERIM COMBINED CARVE-OUT BALANCE SHEET

(in thousands of U.S. dollars) (unaudited)		As at	As at
	Note	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents		10,957	6,056
Trade and other receivables	5	72,300	58,908
Income taxes receivable		713	-
Inventoried supplies		2,630	2,180
Prepaid expenses		8,927	12,632
Assets held for sale		1,871	-
Current assets		97,398	79,776

Property and equipment	6	330,506	322,103
Operating lease right-of-use assets	9	3,575	9,252
Goodwill	7	198,634	198,327
Intangible assets, net	7	43,129	44,328
Other assets		326	142
Non-current assets		576,170	574,152
Total assets		673,568	653,928

Liabilities
Trade and other payables		12,576	4,394
Accrued liabilities	8	33,367	26,900
Due to parent		38,076	53,038
Income taxes payable		-	8,980
Current portion of provisions	10	9,618	7,522
Current portion of operating lease liabilities	9	2,350	4,523
Current liabilities		95,987	105,357

Operating lease liabilities	9	1,149	4,697
Other postretirement benefits		1,303	1,157
Provisions	10	16,257	12,629
Deferred tax liabilities		73,747	76,922
Non-current liabilities		92,456	95,405
Total liabilities		188,443	200,762

Net Parent Investment
Accumulated other comprehensive loss		(1,662)	(2,177)
Parent Investment		486,787	455,343
Total liabilities and net parent investment		673,568	653,928

The notes are an integral part of these interim combined carve-out financial statements.

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Transportation Resources Inc.	INTERIM COMBINED CARVE-OUT STATEMENTS OF NET INCOME

(In thousands of U.S. dollars, except per share amounts) (unaudited)	Note	Six months ended June 30, 2022	Six months ended June 30, 2021

Revenue		260,591	233,762
Fuel surcharge		59,748	33,584
Total revenue		320,339	267,346

Materials and services expenses	13	156,575	120,968
Personnel expenses		108,854	91,286
Other operating expenses		10,777	8,647
Depreciation of property and equipment	6	29,666	26,118
Amortization of intangible assets	7	1,456	1,345
Gain on sale of rolling stock and equipment		(27,871)	(2,350)
Other		(44)	-
Total operating expenses		279,413	246,014

Operating income		40,926	21,332

Interest expense		960	268

Income before income tax		39,966	21,064
Income tax expense	14	8,522	5,788

Net income		31,444	15,276

The notes are an integral part of these interim combined carve-out financial statements.

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TRANSPORTATION RESOURCES INC.	INTERIM COMBINED CARVE-OUT STATEMENTS OF COMPREHENSIVE INCOME

(In thousands of U.S. dollars) (Unaudited)	Six months ended June 30, 2022	Six months ended June 30, 2021

Net income	31,444	15,276

Other comprehensive income
Foreign currency translation adjustment	515	134
Other comprehensive income	515	134

Total comprehensive income	31,959	15,410

The notes are an integral part of these interim combined carve-out financial statements.

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TRANSPORTATION RESOURCES INC.	INTERIM COMBINED CARVE-OUT STATEMENTS OF CHANGES IN NET PARENT INVESTMENT

(In thousands of U.S. dollars) (unaudited)
			Accumulated
			other	Total
		Parent	comprehensive	net parent
	Note	Investment	Income (loss)	investment

Balance as at December 31, 2021		455,343	(2,177)	453,166

Net income		31,444	-	31,444
Other comprehensive income		-	515	515
Total comprehensive income		31,444	515	31,959

Balance as at June 30, 2022		486,787	(1,662)	485,125

Balance as at December 31, 2020		480,959	(1,713)	479,246

Net income		15,276	-	15,276
Other comprehensive income		-	134	134
Total comprehensive income		15,276	134	15,410

Balance as at June 30, 2021		496,235	(1,579)	494,656

The notes are an integral part of these interim combined carve-out financial statements.

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Transportation Resources Inc.	INTERIM COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars) (unaudited)	Note	Six months ended June 30, 2022	Six months ended June 30, 2021

Cash flows from operating activities
Net income for the period		31,444	15,276
Adjustments for:
Depreciation of property and equipment	6	29,666	26,118
Amortization of intangible assets	7	1,456	1,345
Deferred Income taxes	14	(3,158)	(2,527)
Gain on sale of rolling stock and equipment		(27,871)	(2,350)
Other post-retirement benefits and provisions		5,833	3,103
Other		(89)	(61)
Changes in operating assets and liabilities
Trade and other receivables, net		(13,215)	(4,105)
Inventoried supplies, net		(450)	(164)
Prepaid expenses, net		3,716	1,967
Other assets		(184)	-
Trade and other payables, net		8,182	1,958
Accrued liabilities, net		6,611	4,630
Income taxes payable		(9,697)	(630)
Net cash from operating activities		32,244	44,560

Cash flows used in investing activities
Purchases of property and equipment	6	(73,206)	(42,018)
Proceeds from sale of property and equipment		61,164	22,186
Purchases of intangible assets	7	(150)	-
Others		(185)	324
Net cash used in investing activities		(12,377)	(19,508)

Cash flows from financing activities
Due to parent, net		(14,966)	(24,179)
Decrease in other financial liabilities		-	7
Net cash from financing activities		(14,966)	(24,172)

Net change in cash and cash equivalents		4,901	880
Cash and cash equivalents, beginning of period		6,056	5,729
Cash and cash equivalents, end of period		10,957	6,609

The notes are an integral part of these interim combined carve-out financial statements.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

1.    Reporting entity and the business
Transportation Resources Inc. (“TRI”), through its combined entities, is a full truckload motor carrier that utilizes a fleet of tractors and trailers to provide short- and long-haul, asset- based transportation services throughout North America. TRI provides dry-van transportation services to manufacturing, industrial and retail customers while using single drivers as well as two-person driver teams over long-haul routes, with each trailer containing only one customer's goods.
TRI also offers "through-trailer" service into and out of Mexico through major gateways in Texas, Arizona and California. This service eliminates the need for shipment transfer and/or storage fees at the border and typically involves equipment- interchange operations with various Mexican motor carriers. For a shipment with an origin or destination in Mexico, TRI provides transportation for the domestic portion of the freight move, and a Mexican carrier provides the pick-up, linehaul and delivery services within Mexico.
On August 31, 2022, TRI was sold to Heartland Express, Inc. (“Heartland”) (NASDAQ: HTLD) for $525 million, subject to certain agreed upon adjustments. The agreement excluded certain tangible assets with a carrying amount of approximately $9.1 million and TFI International, Inc. (“TFI”) retains pre-closing worker’s compensation and auto liability claims included in provisions for which Heartland paid TFI an additional $24.0 million for which such assets and provisions are included in the interim combined carve-out financial statements.
These unaudited interim combined carve-out financial statements have been prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) for interim financial statements. Accordingly, they do not include all of the disclosures required by GAAP for complete financial statements. In management's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Interim operating results are not necessarily indicative of the results that may be expected for the full year. These unaudited interim combined carve-out interim financial statements have been prepared using accounting policies consistent with those used in preparing the annual combined carve-out financial statements.
2.    Basis of preparation
The interim combined carve-out financial statements of are prepared in connection with the Stock Purchase Agreement dated August 31, 2022 between Heartland and TFI (Note 16). These interim combined carve-out financial statements include the following legal entities: Transportation Resources, Inc., Contract Freighters, Inc., CFI Truckload de Mexico, S.A. de C.V., CFI Logistica, S.A. de C.V., Solucionnes Internationales de Transporte, S.A. de C.C., and CFI Mex, S. de R.L. de C.V. and exclude the assets and liabilities and operating results of the legal entity of CFI Logistics, a subsidiary of TRI during the reporting period. The combined entities are referred to herein as TRI. TRI’s investment in CFI logistics was sold to TFI prior to the purchase of TRI by Heartland. Throughout the periods covered by the interim combined carve-out financial statements, TRI operated as part of TFI. Consequently, stand-alone financial statements have not historically been prepared for TRI.
The accompanying interim combined carve-out financial statements have been prepared on a combined basis as they represent the TRI business excluding CFI Logistics that was sold by TRI to TFI prior to the transaction with Heartland. These interim combined carve-out financial statements have also been prepared on a “carve-out” basis and are derived from the consolidated financial statements and accounting records of TFI using the historical results of operations and historical cost basis of the assets and liabilities of TFI that comprise TRI. The interim combined carve-out financial statements have been prepared in accordance with accounting principles. These interim combined carve-out financial statements may not be indicative of the future performance of TRI and do not necessarily

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

reflect what the combined results of the operations, financial position and cash flows would have been if TRI had been operated as an independent company during the periods presented.
The interim combined carve-out statements of operations include all associated revenues from the assets being included in the interim combined carve-out financial statements, and the corporate functional related expenses to generate those revenues (direct, indirect, and allocated overhead). These corporate functional related costs have been allocated to TRI based on direct usage or benefit, where identifiable, with the remainder allocated based on proportionate labor costs and usage that management believes are consistent and reasonable. However, the interim combined carve-out financial statements may not reflect the actual costs that would have been incurred had TRI been an independent company during the period presented. See note 12, Net investment and related party transactions. The allocated costs have been recorded as a due to or due from the parent account in the period in which the expense was recorded in the interim combined carve-out statement of income. Current and deferred income taxes and related tax expenses have been determined on the carve-out results of TRI by applying Accounting Standards Codification (ASC) No. 740, Income Taxes, to TRI’s operations in each country as if it were a separate taxpayer.
Transactions between TRI and TFI included in these interim combined carve-out financial statements are generally settled through a due to or due from parent account and occasionally through the issuance of dividends. Transactions that impacted the due to or due from parent account are reported as financing activities in the interim combined carve-out statements of cash flows. The net effect of these transactions is included in the interim combined carve-out balance sheet’s due to or due from parent account. The net investment represents the parent’s interest in the recorded net assets of TRI and represents the cumulative net investment by the parent in TRI through the dates presented and includes cumulative operating results. Distribution to the parent company are also reported as financing activities in the interim combined carve-out statements of cash flows.
Certain related party transactions between TRI and TFI and its subsidiaries that occur as arm’s length transactions, are recorded through revenues and expenses, with corresponding amounts being recorded in trade receivables and trade payables. See note 12, Net investment and related party transactions. These transactions are not eliminated in the combined carve-out financial statements.
a)    Functional and reporting currency
The Company’s interim combined carve-out financial statements are presented in U.S. dollars (“U.S. dollars” or “USD”), the same as the functional currency of the Company.
All financial information presented in U.S. dollars has been rounded to the nearest thousand.
b)    Use of estimates and judgments
Management makes estimates and assumptions when preparing the interim combined carve-out financial statements in conformity with accounting principles generally accepted in the US. These estimates and assumptions affect the amounts reported in the accompanying interim combined carve-out financial statements and notes. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Such estimates relate to revenue-related adjustments, impairment of goodwill and long-lived assets, amortization and depreciation, income taxes, self-insurance accruals, contingencies, and assets and liabilities recognized in connection with acquisitions, and allocation of related party related costs.
TRI evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Estimates and assumptions are adjusted when facts and circumstances dictate. Volatility in financial markets and changing levels of economic activity increase the uncertainty inherent in such estimates and assumptions.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the interim combined carve-out financial statements in future periods, and assumptions resulting from changes in the economic environment will be reflected in the interim combined carve-out financial statements of future periods.
3.    Significant accounting policies
The accounting policies set out below have been applied consistently to all periods presented in these interim combined carve-out financial statements. The accounting policies have been applied consistently by TRI.
a)Basis of combination

i)Business combinations
TRI applies the acquisition method to account for business combinations. TRI measures goodwill as the fair value of the consideration transferred including the fair value of liabilities resulting from contingent consideration arrangements, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at fair value as of the acquisition date. When the excess is negative, a bargain purchase gain is recognized immediately in income or loss.
If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, TRI records provisional amounts for the items for which the accounting is incomplete. During the measurement period (a period not to exceed twelve months from the acquisition date), those provisional amounts are adjusted in the reporting period in which the amounts are determined, or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.
Transaction costs, other than those associated with the issue of debt or equity securities, that TRI incurs in connection with a business combination, are expensed as incurred.
ii)Transactions eliminated on combinations
Intra-group balances and transactions, any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the interim combined carve-out financial statements.
b)Foreign currency translation

i)Foreign currency transactions
Transactions in foreign currencies are translated to the functional currency of TRI at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate in effect at the reporting date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated at the rate in effect on the transaction date. Income and expense items denominated in foreign currency are translated at the date of the transactions. Gains and losses are included in income or loss.
ii)Foreign operations

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on business combinations, are translated to US dollars at exchange rates in effect at the reporting date. The income and expenses of foreign operations are translated to US Dollars at the average exchange rate in effect during the period.
Foreign currency differences are recognized in other comprehensive income (“OCI”).
When a foreign operation is disposed of, the relevant amount in the cumulative amount of foreign currency translation differences is transferred to income or loss as part of the income or loss on disposal.
Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in foreign operations, are recognized in other comprehensive income.
c)    Financial instruments
The fair values of cash and cash equivalents, trade receivables, accounts payable and accrued liabilities, which are recorded at cost, approximate fair value based on the short-term nature and high credit quality of these financial instruments.
d)    Property and equipment
Property, plant and equipment are reported at historical cost and are depreciated on a straight-line basis over their estimated useful lives, 5 to 40 years for buildings and leasehold improvements, 4 to 10 years for rolling stock equipment and 3 to 10 years for most other equipment.
Expenditures for equipment maintenance and repairs are charged to operating expenses as incurred, and betterments are capitalized. Gains or losses on sales of equipment and property are recorded in other operating expenses.
e)    Intangible assets and goodwill
i) Goodwill
Goodwill that arises upon business combinations is included in the intangible assets.
Goodwill is not amortized and is measured at cost less accumulated impairment losses.
iii)Other intangible assets
Intangible assets consist of customer relationships, trademarks, non-compete agreements and information technology.
TRI determines the fair value of the customer relationship intangible assets using the excess earnings model and internally developed significant assumptions including:
1.Forecasted revenue attributable to existing customer contracts and relationships;
2.Estimated annual attrition rate;
3.Forecasted operating margins; and
4.Discount rates.
The internally developed assumptions are based on limited observable market information which cause measurement uncertainty, and the fair value of the customer related intangible assets are sensitive to changes to these assumptions.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

Intangible assets that are acquired by TRI and have finite lives are measured at cost less accumulated amortization and accumulated impairment losses.
Intangible assets with finite lives are amortized on a straight-line basis over 5 to 20 years for customer relationships and trademarks, 3 to 10 years for non-compete agreements, and 5 to 7 years from information technology. Certain trademarks have indefinite useful lives and are not amortized, but are tested for impairment at least annually, unless events occur or circumstances change between annual tests that would more likely than not reduce the fair value. Trademarks with indefinite useful life are tested for impairment annually using a relief-from-royalty method.
Useful lives are reviewed at each financial year-end and are adjusted prospectively, if appropriate.
f)    Leases
At the inception of a contract, TRI assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Leases with a term of twelve months or less are not recorded by TRI on the interim combined carve-out balance sheet.
Finance and operating leases right-of-use assets and liabilities are recognized based on the present value of future lease payments over the lease term at the commencement date. The leases are discounted using the interest rate implicit in the lease or, if that cannot be readily determined, TRI’s incremental borrowing rate. The incremental borrowing rate is a function of TFI’s incremental borrowing rate, the nature of the underlying asset, and the length of the lease. Generally, TRI uses its incremental borrowing rate as the discount rate. Operating lease expense is recognized on a straight-line basis over the lease term. Leases which have been identified as operating in nature are expensed in materials and service expenses (for vehicle and operating equipment) and through other operating expenses (for rent and other administrative equipment).
TRI’s lease contracts may contain termination, renewal and/or purchase options, residual value guarantees, or a combination thereof, all of which are evaluated by TRI. TRI accounts for renewal options when it is reasonably certain that it will exercise one of these options.
Lease contracts may contain lease and non-lease components that TRI generally accounts for separately.
TRI does not have material finance leases.
g)    Long-Lived assets
Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair values are determined using quoted market values, discounted cash flows or external appraisals, as applicable.
Goodwill is not amortized but tested for impairment on an annual basis, or more frequently If circumstances warrant. The impairment of the TRI reporting unit is tested for impairment as at year end. The Company may first assess certain qualitative factors to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, or proceed directly to a quantitative goodwill impairment test. If the qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test must be performed. The quantitative impairment test is performed by comparing the fair value of a reporting unit with its carrying amount, including

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

goodwill, and an impairment loss is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, up to the value of goodwill. The Company defines the fair value of a reporting unit as the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants as of the impairment date. To determine the fair value of a reporting unit, the Company uses the value in use approach. The value in use methodology is based on discounted future cash flows. Management believes that the discounted future cash flows method is appropriate as it allows more precise valuation of specific future cash flows and reflects current market assessments of the time value of money and the risks specific to the reporting unit.
h)    Provisions
Self-insurance provisions represent the uninsured portion of outstanding claims at year-end. The provision represents an accrual for estimated future disbursements associated with the self-insured portion for claims filed at year-end and incurred but not reported, related to cargo loss, bodily injury, worker’s compensation and property damages. The estimates are based on the TRI’s historical experience including settlement patterns and payment trends. The most significant assumptions in the estimation process include the consideration of historical claim experience, severity factors affecting the amounts ultimately paid, and current and expected levels of cost per claims. Changes in assumptions and experience could cause these estimates to change significantly in the near term.
For all other legal claims, TRI maintains, and regularly updates on a case-by-case basis, provisions for such items when the expected loss is both probable and can be reasonably estimated based on currently available information.
i)    Revenue recognition
Revenue is recognized as services are rendered, when the control of the promised services is transferred to customers in an amount that reflect the consideration of TRI expects to be entitled to receive in exchange for those services measured based on the consideration specified in a contract with the customers. TRI recognizes revenue and related direct costs over time in the statement of net income. The stage of completion of the service is determined using the proportion of days completed to date compared to the estimated total days of the service. Revenue is presented on a net of trade discounts and volume rebates. TRI considers the contract with customers to include the general transportation service agreement and the individual bill of ladings with customers.
j)    Income Taxes
TRI has been included in the consolidated federal income tax return and consolidated/combined unitary state income tax returns of TFI. Furthermore, TRI files various stand-alone state income/franchise tax returns. TRI’s provision for income taxes and deferred tax balances as presented in the interim combined carve-out financial statements are calculated on a separate tax return basis. Under the separate return method, income taxes for each of the combined entities are calculated as if the entity was a separate taxpayer. Income taxes reflected in the accompanying interim combined carve-out financial statements of income represent a proportionate share of TFI’s consolidated income tax provision or benefit and approximate the amounts that would have been recorded had TRI filed separate tax returns. Federal and state income taxes payable and receivable in the US are settled in the current period through the intercompany payable account with TFI while income taxes payable to foreign jurisdictions are reported in the interim combined carve-out balance sheets. Current and long-term deferred taxes presented in the accompanying interim combined carve-out balance sheets represent TRI’s proportionate share of TFI’s consolidated deferred income tax accounts and approximate those that would have been recorded had TRI filed separate tax returns.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

TRI follows the asset and liability method of accounting for income taxes. Under the asset and liability method, the change in the net deferred income tax asset or liability is included in the computation of net income (loss) or other comprehensive income (loss). Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial statement reporting purposes and the bases for income tax purposes, and (b) operating losses and tax credit carry forwards. Deferred income tax assets are evaluated and, if realization is not considered to be more-likely-than-not, a valuation allowance is provided.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs
k)    Cash and cash equivalents
Cash equivalents consist of short-term interest-bearing instruments with maturities of three months or less at the date of purchase. The US denominated bank accounts of TRI are part of the TFI’s cash pooling mechanism, resetting the bank balance on a daily basis. The bank accounts denominated in Pesos are excluded from the cash pooling.
l)    Owner’s Net Investment and Funding Structure
Amounts for cash and debt (amounts due to parent) are reflected in the interim combined carve-out financial statements only for the activities of TRI that operated or existed in separate dedicated TRI entities, during the period of the interim combined carve-out financial statements. The funding structure is therefore not necessarily representative of the financing that would have been reported if TRI operated on its own or as an entity independent from TFI during the periods presented, nor is it indicative of the financing that may arise in the future.
m)    New standards and interpretations not yet adopted
    The following standards are not yet effective for the year ended December 31, 2021, and have not been applied in preparing these interim combined carve-out financial statements:
        ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance
    On November 17, 2021, the FASB issued ASU 2021-10, which requires new annual disclosures for entities receiving government assistance.
This ASU is effective for annual periods in fiscal years beginning after December 15, 2021. The ASU may be applied prospectively from the date of initial application or retrospectively.
Early application is permitted.
The adoption of the standard is not expected to have a material impact.
    ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers
On October 28, 2021, the FASB issued ASU 2021-08, which provides an exception to fair value measurement for revenue contracts acquired in business combinations. This ASU is effective for:
•    public business entities for annual and interim periods in fiscal years beginning after December 15, 2022 and is applied prospectively.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

Early adoption is permitted for both interim and annual financial statements that have not yet been issued (or made available for issuance).
The adoption of the standard will only impact future business combinations.
4.    Business combinations
On November 26, 2021, TRI acquired D&D Sexton (“D&D”). Based in Carthage, Missouri, D&D Specializes in refrigerated transportation providing both long-haul over-the-road services as well as local and shuttle operations. The purchase price allocation is not finalized as the purchase price is still subject to working capital adjustments based on the sale purchase agreement and TRI is awaiting approval from the seller to finalize.
5.Trade and other receivables

	June 30, 2022	December 31, 2021
Trade receivables	67,359	55,103
Allowance for doubtful accounts	(1,882)	(1,768)
Unbilled revenue	2,492	2,256
Sales taxes receivable	473	1,031
Other	3,858	2,286
	72,300	58,908

6.    Property and equipment

	Land and	Rolling
	buildings	stock	Equipment	Total
Cost
Balance at December 31, 2021	38,912	421,825	5,302	466,039
Additions through business combinations	-	-	-	-
Other additions	400	72,639	167	73,206
Reclassified to assets held for sale	(3,039)	-	-	(3,039)
Disposals	(74)	(58,574)	(1,814)	(60,462)
Effect of movements in exchange rates	25	5	6	36
Balance at June 30, 2022	36,224	435,895	3,661	475,780

Accumulated Depreciation
Balance at December 31, 2021	6,619	134,432	2,885	143,936
Depreciation	618	28,745	303	29,666
Reclassified to assets held for sale	(1,168)	-	-	(1,168)
Disposals	-	(25,492)	(1,677)	(27,169)
Effect of movements in exchange rates	2	3	4	9
Balance at June 30, 2022	6,071	137,688	1,515	145,274

Net carrying amounts
At December 31, 2021	32,293	287,393	2,417	322,103
At June 30, 2022	30,153	298,207	2,146	330,506

As at June 30, 2022, $0.3 million is included in trade and other payables for the purchases of property and equipment (December 31, 2021 – $0.3 million). As at June 30, 2022, the carrying amount of property and equipment for the Mexican operations was $0.9 million (December 31, 2021 - $0.9 million).

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

7.    Intangible assets and goodwill

			Intangible assets
					Non-
			Customer		compete	Information
	Note	Goodwill	relationships	Trademarks	agreements	technology	Total
Cost
Balance at December 31, 2021		262,588	33,151	28,577	150	886	325,352
Other additions		-	-	-	-	150	150
Extinguishments		-	-	-	-	(37)	(37)
Effect of movements in exchange rates		307	205	14	-	-	526
Balance at June 30, 2022		262,895	33,356	28,591	150	999	325,991

Amortization and impairment losses
Balance at December 31, 2021		64,261	14,753	2,965	5	713	82,697
Amortization		-	1,359	21	15	61	1,456
Extinguishments		-	-	-	-	(37)	(37)
Effect of movements in exchange rates		-	111	1	-	-	112
Balance at June 30, 2022		64,261	16,223	2,987	20	737	84,228

Net carrying amounts
At December 31, 2021		198,327	18,398	25,612	145	173	242,655
At June 30, 2022		198,634	17,133	25,604	130	262	241,763
As at June 30, 2022, the indefinite useful life intangible trademarks had a carrying value of $25.2 million (December 31, 2021 - $25.2 million).

8.    Accrued liabilities

	As at June 30, 2022	As at December 31, 2021
Accruals	23,159	14,339
Accrued compensation and benefits	7,410	9,064
Accrued payroll deductions	2,798	3,497
	33,367	26,900
9.     Operating leases
The following table provides TRI’s lease expense for the six months ending June 30:

	2022	2021
Operating lease expense	1,385	1,935
Short-term lease expense	936	459
Variable lease expense	666	770
Total Lease Expense	2,987	3,164

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

The lease expenses are included in operating activities on the interim combined carve-out cash flows. Right-of use assets obtained in exchange for operating lease liabilities were nil for the period ended June 30, 2022 (June 30, 2021 of $2.0 million).
The following table provides TRI’s operating lease right-of-use assets and lease liabilities:

	As at	As at
	June 30, 2022	December 31, 2021

Operating lease right-of-use-assets	3,575	9,252

Current portion of operating lease liabilities	2,350	4,523
Long-term portion of operating lease liabilities	1,149	4,697
Total operating lease liabilities	3,499	9,220

TRI does not have a significant exposure to termination options and penalties.
The following table provides the remaining lease terms and discount rates for TRI’s operating leases for the six months ended June 30:

	2022	2021
Weight average remaining lease term (years)	1.85	2.93
Weighted-average discount rate (%)	2.32%	3.82%
Contractual cash flows
The total contractual cash flow maturities of the TRI’s lease liabilities are as follows:

As at
June 30, 2022
Less than 1 year	2,529
Between 1 and 2 years	581
Between 2 and 3 years	259
Between 3 and 4 years	199
More than 4 years	-
Total lease payments	3,569
Less: Imputed interest	70
Present value of lease payments	3,499

10.    Provisions

Self insurance
As at June 30, 2022
Current provisions	9,618
Non-current provisions	16,257
25,875

As at December 31, 2021
Current provisions	7,522
Non-current provisions	13,183
20,705

Self-insurance provisions represent the uninsured portion of outstanding claims at period-end and is included in the materials and services expenses on the interim combined carve-out statement of net income.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

11.    Net investment and related party transactions
    Movements in the net investment between TRI and its parent occur periodically as determined by the parent company.
Historically, TRI has been managed and operated in the normal course of business with other affiliates of the parent. Accordingly, certain shared costs have been allocated to TRI and reflected as expenses in the interim combined carve-out financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical parent expenses attributable to TRI for the purposes of the interim combined carve-out financial statement. The expenses reflected in the interim combined carve-out financial statements may not be indicative of expenses that will be incurred by TRI in the future. The following revenues and expenses have been allocated to the interim combined carve-out financial statements:
    Insurance
TFI manages the insurance portfolio on a consolidated basis, and allocates the expenses proportionately to the operations.
General Corporate Overhead:
TFI incurs significant corporate costs for support services to TRI as well as its other subsidiaries. These costs include expenses for accounting, claims management, other financial services such as treasury and audit functions, human resources, legal, facilities, marketing and business support. Certain of the combined entities of TRI are considered material credit parties for TFI’s revolving credit facilities, and provide guarantees to TFI’s lenders. No liability and expense has been recorded by TRI with respect to these guarantees.
For the six months ended June 30, 2022, these allocated costs have been recorded in materials and services expense for $1.6 million (June 30, 2021 - $1.7 million), personnel expenses for $1.0 million (June 30, 2021 - $1.0 million), and in other operating expenses for $0.2 million (June 30, 2021 - $0.2 million).
    Allocation of revenues:
    TRI occasionally chooses to engage related party logistics divisions to obtain brokers to perform transportation services for their customers. Historically, some of the revenues and expenses generated from these activities were recorded entirely in the related party logistics divisions, as the operations were under common management of TFI. These interim combined carve-out financial statements allocate the necessary revenues and expenses from these activities to TRI at the gross margin determined from the related party logistics operations. For the period ended June 30, 2022, TRI recorded revenues of $12.5 million of revenues allocated to TRI that were performed by the logistic related party (June 30, 2021 - $8.2 million) and purchases of $11.6 million for the services performed (June 30, 2021 - $7.7 million), which are included in materials and services expenses. These transactions were recorded as part of the due to or due from parent accounts.
    Other related party transactions between TRI and TFI subsidiaries occurred as arm’s length transactions and were recorded through revenues and expenses of TRI historically, with corresponding amounts being recorded in trade receivables and payables. For the period ended June 30, 2022, TRI generated revenues of $5.3 million from sales with related parties (June 30, 2021 - $2.0 million) and incurred purchases $0.7 million of services from related parties (June 30, 2021 - $0.5 million), included in materials and services

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

expenses. Trade receivables and trade payables as at June 30, 2022 are $1.3 million and $0.2 million, respectively (June 30, 2021 - $0.5 million and $0.1 million, respectively).

12.     Stock-Based compensation
    TFI grants stock-based awards, including stock options, restricted stock awards, and performance stock awards to certain employees, including some of TRI. Stock-based compensation expense is measured at the grant based on the fair value of the award and recognized over the vesting or service period, as applicable, of the stock-based award.
Forfeitures are accounted for as they occur.
Share-based compensation expense recognized was $0.8 million for the six months ended June 30, 2022 (June 30, 2021 - $0.7 million) and included in personnel expenses.

13.    Materials and services expenses
TRI’s materials and services expenses are primarily costs related to independent contractors and vehicle operation expenses. Vehicle operation expenses consists primarily of fuel costs, repairs and maintenance, insurance, permits and operating supplies.

	Six months ended June 30, 2022	Six months ended June 30, 2021
Independent contractors	50,346	47,006
Vehicle operation expenses	106,229	73,962
	156,575	120,968

14.    Income tax expense
The following table presents TRI’s income tax expense:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Current tax expense
Federal	8,481	6,471
State	2,456	1,480
Foreign	742	364
	11,679	8,315
Deferred tax expense (recovery)
Federal	(1,789)	(1,806)
State	(518)	(414)
Foreign	(850)	(307)
	(3,157)	(2,527)
Income tax expense	8,522	5,788

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

Reconciliation of effective tax rate:

	Six months ended June 30, 2022		Six months ended June 30, 2021
Income before income tax		39,966		21,064
Income tax using the Company’s statutory tax rate	25.6%	10,216	24.6%	5,186

Increase (decrease) resulting from:
Rate differential between jurisdictions	0.1%	37	0.2%	43
Variation in tax rate	0.2%	61	0.1%	28
Non deductible expenses	0.3%	108	3.0%	633
Tax deductions and tax exempt income	-0.1%	(58)	-0.4%	(91)
Adjustment for prior periods	-4.6%	(1,842)	-0.0%	(7)
Multi-jurisdiction tax	0.0%	-	0.0%	4
	21.4%	8,522	27.5%	5,788

The components of the net deferred tax asset (liability) included in “Deferred tax liabilities” in the combined carve-out balance sheet were:

	As at June 30, 2022	As at December 31, 2021
Deferred tax assets:
Trade and other receivables	502	466
Trade and other payables	1,532	768
Accrued liabilities	1,380	1,440
Provisions	6,750	5,421
Postretirement benefits	500	444
Other	-	57
Total deferred tax assets	10,664	8,596

Deferred tax liabilities:
Property and equipment	(71,954)	(73,073)
Intangible assets	(10,804)	(11,021)
Prepaid expenses	(1,235)	(1,236)
Other	(418)	(188)
Total deferred tax liabilities	(84,411)	(85,518)

Deferred income taxes	(73,747)	(76,922)

Income taxes paid for the period ended June 30, 2022 was $21.2 million (June 30, 2022 - $8.8 million).

15.    Contingencies, letters of credit and other commitments
a)    Contingencies
There are pending operational and personnel related claims against the TRI. In the opinion of management, these claims are adequately provided for in Provisions (note 10) in the interim combined carve-out balance sheet and settlement is not expected to have a material adverse effect on TRI’s financial position or results of operations.

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Transportation Resources Inc.	NOTES TO THE INTERIM COMBINED CARVE-OUT FINANCIAL STATEMENTS
(Tabular amounts in thousands of U.S. dollars, unless otherwise noted.) (unaudited)	PERIODS ENDED JUNE 30, 2022 AND 2021

b)    Letters of credit
As at June 30, 2022, the TRI had $1.5 million of outstanding letters of credit (December 31, 2021 - $1.5 million).
c)    Other commitments
As at June 30, 2022, the TRI had $34.4 million of purchase commitments (December 31, 2021 – $2.0 million).

 16.    Subsequent events
Subsequent events have been evaluated to November 14, 2022 which is the date the interim combined carve-out financial statements were available to be issued.
On August 31, 2022, TRI was sold to Heartland Express, Inc. (NASDAQ: HTLD) for consideration of $525 million, subject to certain agreed upon adjustments.

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